EXHIBIT 21. SUBSIDIARIES OF THE REGISTRANT

Subsidiary	Jurisdiction of Organization	% of Ownership by United Fire Group, Inc. or one of its Subsidiaries
United Fire & Casualty Company	Iowa	100% owned by United Fire Group, Inc.
Addison Insurance Company	Iowa	100% owned by United Fire & Casualty Company
UFG Specialty Insurance Company	Iowa	100% owned by United Fire & Casualty Company
Lafayette Insurance Company	Louisiana	100% owned by United Fire & Casualty Company
Financial Pacific Insurance Company	California	100% owned by United Fire & Casualty Company
Mercer Insurance Company	Pennsylvania	100% owned by United Fire & Casualty Company
Franklin Insurance Company	Pennsylvania	100% owned by Mercer Insurance Company
Mercer Insurance Company of New Jersey, Inc.	New Jersey	100% owned by Mercer Insurance Company
United Fire & Indemnity Company	Texas	100% owned by United Fire & Casualty Company
United Fire Lloyds	Texas	Operationally and financially controlled by United Fire & Indemnity Company, its Corporate Attorney-in-Fact
United Real Estate Holdings, LLC	Iowa	Single-member LLC 100% owned by United Fire & Casualty Company